Exhibit 20.1

ARRAN FUNDING LIMITED - SERIES 05-A

FORM OF MONTHLY SERVICER'S REPORT

Bloomberg Ticker Number:                ARRAN2005

Arran Funding Limited - Series:         05-A

ABS - Credit Card - Bank, Closing Date: December 15, 2005

As at:                                  August 15, 2006

                                 RATING (S&P/Moodys/Fitch)           POOLFACTOR         PAY                  COUPON
TRANCHE      CURRENCY           ORIGINAL           CURRENT      ORIGINAL    CURRENT  FREQUENCY         BASIS           CURRENT
-------------------------------------------------------------------------------------------------------------------------------
Class A        USD           AAA /Aaa/AAA       AAA /Aaa/AAA      100%       100%     Monthly   1 Mth LIBOR +  0.02%   5.38875%
Class B        USD              A/A1/A             A/A1/A         100%       100%     Monthly   1 Mth LIBOR +  0.18%   5.54875%
Class C        USD            BBB/Baa2/NR        BBB/Baa2/NR      100%       100%     Monthly   1 Mth LIBOR +  0.32%   5.68875%

       Scheduled start of Controlled Accumulation Period:   1 June, 2007
       Expected maturity:                                   15 December, 2008
       Legal final maturity:                                15 December, 2010
       Structure:                                           Sr/sub Seq Pay
       Tax Election:                                        Debt
       Amort. Type:                                         Soft Bullet
       Transferors:                                         The Royal Bank of Scotland plc / National Westminster Bank plc
       Originators:                                         The Royal Bank of Scotland plc / National Westminster Bank plc
       Servicer:                                            RBS Cards, a division of The Royal Bank of Scotland plc
       Trustee:                                             Bank of New York (The)
       Underwriter:                                         The Royal Bank of Scotland plc

Pool Performance
===================================================================================================================================
Month end     Gross            Expense        Gross Charge     Net Charge      Excess        Excess            Transferor Interest
             Yield (%)         Rate (%)       Off Rate (%)    Off Rate (%)   Spread (%)     Spread (%)              %       Min %
                                                                                          Roll 1/4 Ave
31 Jul 2006   19.79%             5.30%             7.39%         7.15%         7.34%          7.57%               40.80%     6%
30 Jun 2006   20.24%             5.82%             7.04%         6.81%         7.61%          7.44%               41.13%     6%
31 May 2006   21.17%             5.64%             7.96%         7.76%         7.77%          7.62%               42.10%     6%
30 Apr 2006   17.93%             4.94%             6.19%         6.04%         6.95%          7.50%               42.57%     6%
31 Mar 2006   21.86%             6.03%             7.79%         7.68%         8.15%          7.98%               42.14%     6%
28 Feb 2006   18.24%             5.09%             5.88%         5.76%         7.40%           N/A                44.54%     6%
===================================================================================================================================

Delinquencies (loans which are 30 days or more past due)
===================================================================================================================================
                                                                            (% Pool)
                        ----------------------------------------------------------------------------------------------------------
Month end                  30-59 days               60-89 days              90-179 days             180+ days               Total
31 Jul 2006                  1.32%                     1.01%                    2.63%                 3.64%                8.60%
30 Jun 2006                  1.27%                     1.02%                    2.59%                 3.59%                8.47%
31 May 2006                  1.29%                     1.06%                    2.48%                 3.47%                8.31%
30 Apr 2006                  1.37%                     1.03%                    2.43%                 3.47%                8.30%
31 Mar 2006                  1.29%                     1.01%                    2.40%                 3.36%                8.06%
28 Feb 2006                  1.32%                     0.97%                    2.32%                 3.24%                7.85%
===================================================================================================================================

Payment Rate
===========================================================================================
                 Payments                                              Pool balance
             ------------------------------                            ------------
Month End     Total ((pound)000)   Rate (%)                             (pound)000
31 Jul 2006        1,099,658        22.39%                               4,883,405
30 Jun 2006        1,144,949        22.93%                               4,911,036
31 May 2006        1,202,916        23.90%                               4,992,642
30 Apr 2006          977,762        19.57%                               5,033,594
31 Mar 2006        1,302,499        24.99%                               4,996,352
28 Feb 2006        1,071,000        20.30%                               5,212,805
===========================================================================================

=================================================================
Average Actual Balance:                          (pound)    1,096

Number of Accounts:                                     4,456,333
=================================================================

IN WITNESS WHEREOF, the undersigned has duly executed this Monthly Servicer's Report as of the 15th day of August, 2006.

The Royal Bank of Scotland plc, as Servicer
By:
Name: Colin Baillie
Title: Director, Finance, Cards Business